UNDERWRITING AGREEMENT

Among

ADVISORS PREFERRED TRUST ON BEHALF OF

BCM Decathlon Conservative Fund,

BCM Decathlon Moderate Fund, and

BCM Decathlon Growth Fund,

EACH A SERIES OF THE ADVISORS PREFERRED TRUST

And

ADVISORS PREFERRED, LLC

And

Beaumont Capital Management, LLC

And

CEROS FINANCIAL SERVICES INC.

INDEX

1. APPOINTMENT OF CEROS AND DELIVERY OF DOCUMENTS	1
2. NATURE OF DUTIES	2
3. OFFERING OF SHARES	2
4. LICENSED REPRESENTATIVES OF THE FUND	3
5. REPURCHASE OR REDEMPTION OF SHARES BY THE FUND	3
6. DUTIES AND REPRESENTATIONS OF CEROS	4
7. DUTIES AND REPRESENTATIONS OF THE FUND	6
8. INDEMNIFICATION OF CEROS BY THE FUND	8
9. INDEMNIFICATION OF THE TRUST BY CEROS	9
10. NOTIFICATION BY THE FUND	10
11. COMPENSATION AND EXPENSES	11
12. SELECTED DEALER AND SELECTED AGENT AGREEMENTS	12
13. CONFIDENTIALITY	12
14. EFFECTIVENESS AND DURATION	12
15. DISASTER RECOVERY	13
16. DEFINITIONS	13
17. MISCELLANEOUS	13

ATTACHED SCHEDULES

SCHEDULE A

UNDERWRITING AGREEMENT

THIS UNDERWRITING AGREEMENT effective April 11, 2021, by and between ADVISORS PREFERRED TRUST on behalf of BCM DECATHLON CONSERVATIVE FUND, BCM DECATHLON MODERATE FUND, AND BCM DECATHLON GROWTH FUND, EACH A SERIES OF ADVISORS PREFERRED TRUST, a Delaware statutory trust (the "Trust"), having its principal office and place of business at 1445 Research Boulevard, Suite 530, Rockville, MD 20850 (each a "FUND" and as the context requires, FUND also means the Trust on behalf of the FUND); ADVISORS PREFERRED, LLC, a Maryland limited liability company having its principal office and place of business at 1445 Research Boulevard, Suite 530, Rockville, MD 20850 ("AP"); Beaumont Capital Management, LLC, a Delaware limited liability company having its principal office and place of business at 75 Second Avenue, Suite 700, Needham, MA 02494 (“BCM”); and CEROS FINANCIAL SERVICES INC., a Massachusetts corporation having its principal office and place of business at 1445 Research Boulevard, Suite 530, Rockville Maryland 20850 ("CEROS").

WHEREAS, each FUND is offering or will be offering shares of beneficial interest (the "Shares");

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, AP is registered under the Investment Advisers Act of 1940 as an investment adviser and is engaged as the named adviser of each FUND; and

WHEREAS, BCM is registered under the Investment Advisers Act of 1940 as an investment adviser and is engaged as the named subadviser of each FUND; and

WHEREAS, CEROS is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

WHEREAS, each FUND, AP, and BCM desire that CEROS offer, as principal underwriter, the Shares of the FUND to the public and CEROS is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of each FUND and facilitate the distribution of the Shares;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust on behalf of each FUND, AP, BCM and CEROS hereby agree as follows:

1.	APPOINTMENT OF CEROS AND DELIVERY OF DOCUMENTS

(a)                The Trust hereby appoints CEROS, and CEROS hereby agrees, to act as principal underwriter and distributor of the Shares of each FUND for the period and on the terms set forth in this Agreement. In connection therewith, each FUND has delivered to CEROS current copies of:

(i)                 the Trust's Agreement and Declaration of Trust and By-laws "Organizational Documents");

(ii)               each FUND's current registration Statement;

(iii)             the Trust's notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)              each FUND's current Prospectus and Statement of Additional Information (as currently in effect and as amended or supplemented, the "Prospectus");

(v)                any current plan of distribution or similar document adopted by each FUND under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by each FUND ("Service Plan").

(b)                Each FUND shall promptly furnish CEROS

(i)                 all amendments of or supplements to the foregoing; and

(ii)               a copy of the resolution of the Board appointing CEROS and authorizing the execution and delivery of this Agreement.

2.	NATURE OF DUTIES

(a)                CEROS shall act as distributor of each FUND except that the rights under this Agreement to CEROS shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a FUND or class thereof; (ii) a FUND's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by a FUND's shareholders of dividends or other distributions; or (iv) any other offering by a FUND of securities to its shareholders (collectively "exempt transactions").

(b)                Notwithstanding the foregoing, CEROS is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of a FUND. Each FUND, AP, and BCM further understand that existing and future investors in a FUND may invest in shares of such other investment companies. Each FUND, AP, and BCM agree that the services that CEROS provides to such other investment companies shall not be deemed in conflict with its duties to a FUND under this Agreement.

3.	OFFERING OF SHARES

(a)                CEROS shall have the right to buy from each FUND the Shares needed to fill unconditional orders for Shares of the FUND placed with CEROS by investors or selected dealers or selected agents (each as defined in Section 12 hereof) acting as agent for their customers' or on their own behalf. Alternatively, CEROS may act as a FUND's agent, to offer, and to solicit offers to subscribe to, Shares of the FUND.

(b)                The price that CEROS shall pay for Shares purchased from a FUND shall be the NAV used in determining the Public Offering Price on which the orders are based. Shares purchased by CEROS are to be resold by CEROS to investors at the respective Public Offering Price(s), or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 12 of this Agreement. A FUND will advise CEROS of the NAV(s) each time that it is determined by the FUND, or its designated agent, and at such other times as CEROS may reasonably request.

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(c)                CEROS will promptly forward all orders and subscriptions to a FUND or its designated agent. All orders and all subscriptions shall be directed to a FUND for acceptance and shall not be binding until accepted by the FUND. Any order or subscription may be rejected by a FUND; provided, however, that the FUND will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. A FUND or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the FUND or its designated agent of payment therefore, will issue such Shares in uncertificated form pursuant to the instructions of CEROS. CEROS agrees to cause such payment and such instructions to be delivered promptly to a FUND or its designated agent.

(d)                Each FUND reserves the right to suspend the offering of Shares of the FUND at any the time in the absolute discretion of the Board, and upon notice of such suspension CEROS shall cease to offer Shares of the FUND specified in the notice.

(e)                No Shares shall be offered by either CEROS or a FUND under any of provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the FUND if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current Prospectus, as required by Section 10(b) of the Securities Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way limit the FUND's obligation to repurchase Shares from any shareholder in accordance with the provisions of the FUND's Organizational Documents or the Prospectus applicable to the Shares.

4.	LICENSED REPRESENTATIVES OF A FUND

At the request of the Trust, a FUND, the FUND's sponsor, adviser, subadviser or affiliate, CEROS may license certain designated employees as a "registered representative" and maintain their licensed status in accordance with FINRA rules and regulations including the following:

(a)                Filing Form U-4's and fingerprint submission and processing renewals and terminations

(b)                On-going compliance up-dates and training

(c)                Preparation of materials and training or compliance with FINRA continuing education requirements

(d)                Supervision of registered representatives

CEROS reserves the right in its sole discretion to refuse to register or maintain the registration for any individual and otherwise impose any requirements, fees or limitations on licensed persons.

5.	REPURCHASE OR REDEMPTION OF SHARES BY A FUND

(a)                Any of the outstanding Shares of a FUND may be tendered for redemption at any time, and the FUND agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organizational Documents and the Prospectus relating to the Shares.

(b)                A FUND or its designated agent shall pay:

(i)                 the total amount of the redemption price consisting of the NAV less any applicable redemption fee to the redeeming shareholder or its agent, and

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(ii)               except as may be otherwise required by FINRA Rules, any applicable deferred sales charges to CEROS in accordance with CEROS' instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the FUND or its agent having received the notice of redemption in proper form.

(c)           Redemption of Shares or payment therefore may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by a FUND of securities owned by the FUND is reasonably practicable or it is not reasonably practicable for the FUND fairly to determine the value of the FUND's net assets, or during any other period when the SEC so requires or permits.

6.	DUTIES AND REPRESENTATIONS OF CEROS

(a)                CEROS shall use reasonable efforts to facilitate the sale of Shares of each FUND upon the terms and conditions contained herein and in the then current Prospectus. CEROS shall devote reasonable time and effort to facilitate the distribution of FUND shares but shall not be obligated to sell any specific number of Shares. The services of CEROS to a FUND hereunder are not to be deemed exclusive, and nothing herein contained shall prevent CEROS from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b)                CEROS will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on forms of agreement approved from time to time by the Board with respect to shares of a FUND, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with any distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

(c)                CEROS shall be responsible for reviewing and providing advice and counsel on, and filing with FINRA, all sales literature (e.g., advertisements, brochures and shareholder communications, including a FUND's website) with respect to the FUND. All costs associated with advertising filings shall be paid by the party requesting the advertising. CEROS will forward all FINRA comments on marketing materials to the party requesting the advertising for incorporation into such materials and the sole responsibility for incorporation of such comments shall remain with the party requesting the advertising; provided, however, that the FUND shall provide all factual content, opinion, and other content for such materials and CEROS shall not be responsible for the accuracy of the content of such materials, when used thereafter by the FUND or any person authorized by the FUND to use such material; nor shall CEROS be responsible for the filing or content of any such materials used by third parties without the authorization of CEROS; and provided further that CEROS shall not be responsible for filing any materials that fall within the definition of advertising and sales literature if such materials are not provided to CEROS in a form suitable for filing in a timely manner. In addition, CEROS will provide one or more persons, during normal business hours, to respond to telephone questions with respect to each FUND.

(d)       CEROS will forward all sales related complaints concerning a FUND to the FUND.

(e)                CEROS will provide assistance in the preparation of quarterly board materials with regard to sales and other distribution-related data reasonably requested by the Board of the Trust.

(f)                 All activities by CEROS and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the

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Securities Act, the Securities Exchange Act, and FINRA Rules, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act.

(g)                In selling Shares of a FUND, CEROS shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. Neither CEROS, any selected dealer, any selected agent nor any other person is authorized by a FUND to give any information or to make any representations other than as is contained in the FUND's Prospectus or any advertising materials or sales literature specifically approved in writing by the FUND or its agents.

(h)                CEROS shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA.

(i)                 CEROS represents and warrants to each FUND

(i)                 It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts and it is duly qualified to carry on its business in the Commonwealth of Massachusetts;

(ii)                It is empowered under applicable laws and by its Articles of Organization to enter into and perform this Agreement;

(iii)             All requisite actions have been taken to authorize it to enter into and perform this Agreement;

(iv)              It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(v)                This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of CEROS, enforceable against CEROS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vi)              It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a member in good standing of FINRA, it will abide by FINRA Rules, and it will notify each FUND if its membership in FINRA is terminated or suspended; and

(vii)            Its selling agreements will require that selling agents comply with applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the "PATRIOT Act"), its implementing regulations, and related SEC and SRO rules.

(j)                 Notwithstanding anything in this Agreement, including the Schedules, to the contrary, CEROS makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 12 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

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7.	DUTIES AND REPRESENTATIONS OF EACH FUND

(a)                Each FUND shall furnish to CEROS copies of all financial statements other documents and to be delivered to shareholders or investors at least two (2) FUND Business Days prior to such delivery and shall furnish CEROS copies of all other financial statements, documents and other papers or information which CEROS may reasonably request for use in connection with the distribution of Shares. Each FUND shall make available to CEROS the number of copies of the FUND's Prospectuses as CEROS shall reasonably request.

(b)                Each FUND shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the FUND, all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

(c)                Each FUND will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as CEROS may designate to the FUND and the FUND may approve, and the FUND shall pay all fees and other expenses incurred in connection with such registration or qualification; provided that CEROS shall not be required to register as a broker-dealer or file a consent to service of process in any State and the FUND shall not be required to qualify as a foreign corporation, fund or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by a FUND at any time in its discretion. CEROS shall furnish such information and other material relating to its affairs and activities as a FUND requires in connection with such registration or qualification.

(d)                The Trust represents and warrants to CEROS

(i)                 It is a business trust duly organized and existing and in good standing under the laws of the state of Delaware;

(ii)              It is empowered under applicable laws and by its Organizational Documents to enter into and perform this Agreement;

(iii)             All proceedings required by the Organizational Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

(iv)             It is an open-end management investment company registered with the SEC under the 1940 Act;

(v)                All Shares, when issued, shall be validly issued, fully paid and non-assessable;

(vi)              This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of each FUND, enforceable against the FUND in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vii)            The performance by a FUND or Trust of its obligations hereunder do not and will not contravene any provision of the Trust's Agreement and Declaration of Trust;

(viii)          The Registration Statement is currently effective (or will be effective prior to sale of FUND Shares) and will remain effective with respect to all Shares of a FUND being offered;

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(ix)              The Registration Statement and Prospectus have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

(x)             The Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectus are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

(xi)              It will from time to time file such amendment or amendments to the Registration Statement and Prospectus as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

(xii)            It shall not file any amendment to the Registration Statement or Prospectus without giving CEROS reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit a FUND's right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the FUND may deem advisable, such right being in all respects absolute and unconditional; and

(xiii)          All Shares of each FUND are properly registered in the states required by applicable state laws; and

(xiv)          Any amendment to the Registration Statement or Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectus will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

(xv)             In connection with any registered representatives maintained under this Agreement, each FUND agrees to cooperate with CEROS and provide reports as necessary to maintain appropriate licensing and qualifications and report to CEROS any complaints, arbitrations, litigation or any other material matter that may affect a registered representative's registration status.

(xvi)          It has adopted necessary procedures to comply with the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the "PATRIOT Act"), its implementing regulations, and related SEC and SRO rules. Consistent with this requirement, each FUND shall ensure that the account opening forms utilized by the FUND contain the necessary customer information such as name, address, taxpayer identification and other information to verify the identity of such customers as well as provide proper notification to customers of such anti-money laundering program adopted by the FUND and/or its service providers.

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(xvii)        CEROS may rely on and will be held harmless from relying on oral or written instructions it receives from an officer, agent, or legal counsel to a FUND.

8.	INDEMNIFICATION OF CEROS BY A FUND

(a)                Each FUND authorizes CEROS and any dealers with whom CEROS entered into dealer agreements to use the latest Prospectus in the form furnished by the FUND in connection with the sale of Shares. A FUND agrees to indemnify, defend and hold CEROS, its several officers and managers, and any person who controls CEROS within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which CEROS, its officers and managers, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon:

(i)                 any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus,

(ii)               the breach of any representations, warranties or obligations set forth herein,

(iii)             any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in any of them not misleading,

(iv)              a FUND's failure to maintain an effective Registration statement and Prospectus with respect to Shares of the FUND that are the subject of the claim or demand,

(v)                the FUND's failure to provide CEROS with advertising or materials to be filed with FINRA on a timely basis or use of marketing materials that are false or misleading,

(vi)              the FUND's failure to properly register fund Shares under applicable state laws, or

(vii)            all reasonable actions taken by CEROS hereunder, including all actions resulting from CEROS' reliance on instructions received from an officer, agent or legal counsel of the FUND.

(b)                A FUND's agreement to indemnify CEROS, its officers or managers, any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon:

(i)                 any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by CEROS, its officers, managers or any such controlling person to the FUND or its representatives for use in the preparation thereof, or

(ii)               willful misfeasance, bad faith or gross negligence in the performance of CEROS' duties, or by reason of CEROS' reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

(c)                A FUND's agreement to indemnify CEROS, its officers and managers, and any such controlling person, as aforesaid, is expressly conditioned upon the FUND's being notified of any action

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brought against CEROS, its officers or managers, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the FUND at the address set forth above within a reasonable period of time after the summons or other first legal process shall have been served; provided, however, that the failure to notify the FUND of any such action shall not relieve the FUND from any liability which the FUND may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the FUND's indemnity agreement contained in this Section.

(d)                A FUND will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the FUND and approved by CEROS, which approval shall not be unreasonably withheld. If a FUND elects to assume the defense of any such suit and retain counsel of good standing approved by CEROS, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the FUND does not elect to assume the defense of any such suit, the FUND will reimburse CEROS, its officers and managers, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

(e)                A FUND's indemnification agreement contained in this Section and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of CEROS, its officers and managers, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to CEROS' benefit, to the benefit of its several officers and managers, and their respective estates, and to the benefit of any controlling persons and their successors. Each FUND agrees promptly to notify CEROS of the commencement of any litigation or proceedings against the FUND or any of the Trust's officers or Board members in connection with the issue and sale of Shares.

9.	INDEMNIFICATION OF THE TRUST BY CEROS

(a)                CEROS agrees to indemnify, defend and hold each FUND, the Trust's several officers and Board members, and any person who controls the FUND within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the FUND, the Trust's officers or Board members, or any such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the FUND, the Trust's officers or Board members, or such controlling person results from such claims or demands:

(i)                 arising out of or based upon statements or representations made by CEROS which are unauthorized by the FUND or its agents in any sales literature or advertisements or any Disqualifying Conduct by CEROS in connection with the offering and sale of any Shares, or

(ii)               arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by CEROS to the FUND specifically for use in the FUND's Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by CEROS to the FUND and required to be stated in such answers or necessary to make such information not misleading.

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(b)             CEROS' agreement to indemnify a FUND, its officers and Trustees, any such controlling and person, as aforesaid, is expressly conditioned upon CEROS' being notified of any action brought against the FUND, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to CEROS at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served.

(c)              The failure to notify CEROS of any such action shall not relieve CEROS from any liability which it may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of CEROS' indemnity agreement contained in this Section.

(d)             CEROS will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by CEROS and approved by the affected FUND, which approval shall not be unreasonably withheld. If CEROS elects to assume the defense of any such suit and retain counsel of good standing approved by a FUND the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case CEROS does not elect to assume the defense of any such suit, CEROS will reimburse the FUND, the Trust's officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the FUND or them.

CEROS' indemnification agreement contained in this Section and CEROS' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by CEROS or on behalf of CEROS, its officers and managers, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to a FUND's benefit, to the benefit of the Trust's officers and Trustees, and their respective estates, and to the benefit of any controlling persons and their successors. CEROS agrees promptly to notify each FUND of the commencement of any litigation or proceedings against CEROS or any of its officers or managers in connection with the issue and sale of Shares.

10.	NOTIFICATION BY A FUND

(a)                Each FUND agrees to advise CEROS as soon as reasonably practical:

(i)                 of any request by the SEC for amendments to the Registration Statement or any Prospectus then in effect;

(ii)               of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose;

(iii)             of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

(iv)              of all actions of the SEC with respect to any amendment to any Registration Statement or any Prospectus which may from time to time be filed with the SEC;

(v)               if a current Prospectus is not on file with the SEC; and

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(vi)              of all advertising, sales materials and other communications with the public required to be filed with FINRA. This obligation shall extend to all revisions of such communications.

For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

11.	COMPENSATION AND EXPENSES

(a)                In consideration of CEROS' services hereunder, each FUND agrees to pay or cause the FUND's subadviser to pay, or if the subadviser fails to pay, the adviser to pay, to CEROS the fees set forth in Schedule A, attached hereto (except as offset as described below). Fees will begin to accrue for the respective FUND on the latter of the date of this Agreement or the date CEROS begins providing services to or on behalf of the FUND. The monthly Service Fee set forth on Schedule A may be offset by any fees and charges collected and retained by CEROS, for the applicable month, as set forth below:

(i)                 any applicable sales charge assessed upon investors in connection with the purchase of Shares and retained by CEROS;

(ii)               from the FUND, any applicable contingent deferred sales ("CDSC") assessed upon charge investors in connection with the redemption of Shares;

(iii)             from the FUND, the distribution service fees that are retained by CEROS with respect to Shares of those classes here for which a Plan is effective (the "Distribution Fee"); and

(iv)             from the FUND, the shareholder service fees with respect to Shares of those Classes for which a Service Plan is effective (the "Shareholder Service Fee") to the extent CEROS performs shareholder services.

(b)               The Distribution Fee and Shareholder Service Fee, if any, shall be accrued daily by a FUND or class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month, at the rate or in the amounts set forth in the Plan(s). All fees set forth herein shall be due and payable upon receipt of invoice considered late if payment is not received by CEROS within fifteen (15) days of a FUND's receipt of the invoice. Payments not received with fifteen (15) days may be assessed interest at the maximum amount permitted by law.

(c)                For the avoidance of doubt please refer the subadvisory agreement between AP and BCM for Fund expenses to be born outside of this underwriting agreement.

12.	SELECTED DEALER AND SELECTED AGENT AGREEMENTS

CEROS shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents"), and will make all reasonable efforts to enter into such dealer and agent agreements that AP or BCM directs, for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that each FUND shall approve the forms of agreements with selected dealers or selected agents and shall review and approve the compensation set forth therein. A form selling agreement for a FUND is attached hereto or will be subsequently provided. Selected dealers and selected agents shall resell Shares of a FUND at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United

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States, CEROS shall offer and sell Shares of a FUND only to selected dealers that are members in good standing of FINRA.

13.	CONFIDENTIALITY

CEROS agrees to treat all records and other information related to each FUND as proprietary information of the FUND and, on behalf of itself and its employees, to keep confidential all such information, except that CEROS may:

(a)                Prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

(b)                provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(c)                release such other information as approved in writing by the FUND, approval shall not be unreasonably withheld;

CEROS may release any information regarding a FUND without the consent of the FUND if CEROS reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Trust. Each party agrees to comply with Regulation S-P under the Gramm-Leach-Bliley Act.

14.	EFFECTIVENESS AND DURATION

(a)                This Agreement shall become effective as of the date hereof (but fees will not be due until a FUND commences investment operations and CEROS commences providing services) and will continue for an initial two-year term from such commencement for a FUND and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the FUND's Board or (ii) by a vote of a majority of the Shares of the FUND, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)                This agreement is terminable, without penalty, on sixty (60) days' notice, by the Board, by vote of a majority of the outstanding voting securities of such Trust, or on sixty (60) days' notice by CEROS.

(c)                This Agreement will automatically and immediately terminate in the event of its assignment.

(d)                CEROS agrees to notify each FUND immediately upon the event CEROS's expulsion or suspension by FINRA. This Agreement will automatically and immediately terminate in the event of CEROS' expulsion or suspension by FINRA.

15.	DISASTER RECOVERY

CEROS shall maintain disaster recovery procedures in effect making reasonable provisions for the storage and retrieval of information maintained in CEROS' possession.

16.	DEFINITIONS
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As used in this Agreement, the following terms shall have the meaning set forth below:

(a)                The "Board" means the Board of Trustees of the Trust.

(b)                "Fund Business Day" means any day on which the NAV of Shares of a Fund is determined as stated in the then current Prospectus.

(c)                "FINRA Rules" means the Constitution, By-Laws, and Rules of Fair Practice of the Financial Industry Regulatory Authority, Inc. ("FINRA") and any interpretations thereof.

(d)                "NAV" means the net asset value per Share of a Fund as determined by the Fund, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus of the Fund on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

(e)                "Public Offering Price" means the price per Share of a Fund at which CEROS or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the Prospectus of the Fund, determined in accordance with such Prospectus under the Securities Act relating to such Shares.

(f)                 "Prospectus" means the current prospectus and statement of additional information of a Fund, as currently in effect and as amended or supplemented.

(g)                "Registration Statement" means a Fund's Registration Statement on Form N-lA and all amendments thereto filed with the SEC.

(h)                "SEC" means the U.S. Securities and Exchange Commission.

(i)                 "Securities Act" means the Securities Act of 1933, as amended.

(j)                 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k)                "1940 Act" means the Investment Company Act of 1940, as amended.

(l)                 The terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

17.	MISCELLANEOUS

(a)                No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

(b)                This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

(c)                This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)               The parties may execute this Agreement or any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

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(e)                If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)                 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g)                CEROS shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by CEROS or its affiliates.

(h)                Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer) in the State of Delaware, in accordance with the rules then obtaining of FINRA, and the arbitrators' decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(i)                 Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received, and shall be given to the following addresses (or such other addresses as to which notice is given):

To A FUND	To CEROS
Fund Name c/o Advisors Preferred Trust 1445 Research Blvd., Suite 530 Rockville, MD 20850	Ceros Financial Services, Inc. Chief Compliance Officer 1445 Research Blvd., Suite 530 Rockville, MD 20850
To Adviser	To Subadviser
Advisors Preferred LLC Chief Compliance Officer 1445 Research Boulevard, Suite 530 Rockville, MD 20850	Beaumont Capital Management, LLC Managing Partner 75 Second Avenue, Suite 700 Needham, MA 02494

(1) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each fund of the Trust are separate and distinct from the assets and liabilities of each other fund and that no fund shall be liable or shall be charged for any debt, obligation or liability of any other fund, whether arising under this Agreement or otherwise.

(2) Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, effective as of the day and year first above written.

Advisors Preferred Trust, on behalf of BCM Decathlon Conservative Fund, BCM Decathlon Moderate Fund, and BCM Decathlon Growth Fund By /s/_____________________ Catherine Ayers-Rigsby President	Ceros Financial Services Inc. By /s/______________________ Catherine Ayers-Rigsby President
Advisors Preferred LLC By /s/_______________________ Catherine Ayers-Rigsby Chief Executive Officer	Beaumont Capital Management, LLC By /s/_______________________ David M. Haviland Managing Partner

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UNDERWRITING AGREEMENT

Schedule A

Fee Schedule

This Fee Schedule is part of the Underwriting Agreement effective , by and among BCM Decathlon Conservative Fund, BCM Decathlon Moderate Fund, and BCM Decathlon Growth Fund, Advisors Preferred, LLC, Beaumont Capital Management, LLC, and Ceros Financial Services Inc.

Service Fees:

Distributor	$20,000/year plus 1 basis point
Broker Dealer	$6,750/year/rep plus pass through costs
Sales Reporting	$1,500/month
Platforms	Distributor pays NTF set up fees only at Schwab/TDA, Fidelity, and Pershing
Online Document Repository	$2,000/year
Website linkage fees	$225/quarter
EDGAR, NASDAQ, CUSIP, NSCC & related	Pass through

All service fees outlined above are payable monthly in arrears.

Out-of-Pocket Expenses

A FUND shall pay all reasonable out-of-pocket expenses incurred by CEROS in connection with activities performed for the Fund hereunder including, without limitation: typesetting, printing and distribution of prospectuses and shareholder reports production, printing, distribution and placement of advertising and sales literature and materials, overnight delivery charges postage, FINRA and registration fees, NSCC charges, FUND platform fees, service fees, and website costs.

Signature page follows.

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IN WITNESS WHEREOF, the parties hereto have executed this Schedule to the Underwriting Agreement effective as of April 11, 2021

Advisors Preferred Trust, on behalf of BCM Decathlon Conservative Fund, BCM Decathlon Moderate Fund, and BCM Decathlon Growth Fund By /s/_____________________ Catherine Ayers-Rigsby President	Ceros Financial Services Inc. By /s/______________________ Catherine Ayers-Rigsby President
Advisors Preferred LLC By /s/_______________________ Catherine Ayers-Rigsby Chief Executive Officer	Beaumont Capital Management, LLC By /s/_______________________ David M. Haviland Managing Partner

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